Exhibit 21.1

Subsidiaries of Equinix, Inc.

Name	Jurisdiction
Equinix Operating Co., Inc.	Delaware, U.S.
Equinix RP, Inc.	Delaware, U.S.
Equinix South America Holdings, LLC	Delaware, U.S.
Equinix RP II LLC	Delaware, U.S.
CHI 3, LLC	Delaware, U.S.
NY3, LLC	Delaware, U.S.
SV1, LLC	Delaware, U.S.
LA4, LLC	Delaware, U.S.
Equinix Pacific, Inc.	Delaware, U.S.
CHI 3 Procurement, LLC	Illinois, U.S.
Equinix Asia Pacific Pte Ltd	Singapore
Equinix Singapore Holdings Pte Ltd	Singapore
Equinix Singapore Pte Ltd	Singapore
Equinix Japan KK (in Kanji)	Japan
Equinix Australia Pty Ltd	Australia
Equinix Hong Kong Ltd	Hong Kong
Equinix Information Technologies Hong Kong Limited	Hong Kong
Equinix Information Technology (Shanghai) Co Ltd.	People’s Republic of China
Asiatone Data System (Shanghai) Co Ltd (Shanghai) Co Ltd.	People’s Republic of China
Equinix Europe Ltd	United Kingdom
Equinix Group Ltd	United Kingdom
Equinix (UK) Ltd	United Kingdom
Equinix (Services) Ltd	United Kingdom
Equinix Corporation Ltd	United Kingdom
Equinix Investments Ltd	United Kingdom
Equinix (London) Ltd	United Kingdom
Equinix (Real Estate) GmbH	Germany
Equinix (Germany) GmbH	Germany
Equinix (IBX Services) GmbH	Germany
Upminster GmbH	Germany
Equinix (France) SAS	France
Interconnect Exchange Europe SL	Spain
Equinix (Switzerland) GmbH	Switzerland
Intelisite BV	The Netherlands
Equinix (Netherlands) BV	The Netherlands
Equinix (Netherlands) Holding Coöperatie U.A	The Netherlands
Equinix (Holdings) B.V.	The Netherlands
Virtu Secure Web Services BV	The Netherlands

Equinix (Real Estate) B.V.	The Netherlands
Equinix (Luxembourg) Holdings S.à r.l.	Luxembourg
Equinix (Luxembourg) Investments S.à r.l.	Luxembourg
Equinix (Luxembourg) Investments S.à r.l. Hong Kong Branch	Hong Kong
Equinix Middle East FZ LLC	United Arab Emirates
Equinix Italia S.r.L	Italy
ancotel GmbH	Germany
ancotel UK Ltd	United Kingdom
ancotel HK Ltd	Hong Kong
Zion RJ Participações S.A.	Brazil
ALOG Data Centers do Brasil S.A.	Brazil
ALOG-01 Soluções do Tecnologia em Infomática Ltda.	Brazil
ALOG-02 Soluções do Tecnologia em Infomática S.A.	Brazil
ALOG-03 Soluções do Tecnologia em Infomática Ltda.	Brazil
Switch & Data Facilities Company, Inc.	Delaware, U.S.
Switch & Data Holdings, Inc.	Delaware, U.S.
Equinix Services, Inc.	Delaware, U.S.
Switch & Data Facilities Company LLC	Delaware, U.S.
Switch and Data Operating Company LLC	Delaware, U.S.
Equinix Operating Co LLC	Delaware, U.S.
Equinix Canada Ltd.	Canada
Switch & Data AZ One LLC	Delaware, U.S.
Switch & Data CA One LLC	Delaware, U.S.
Switch & Data CA Two LLC	Delaware, U.S.
Switch and Data CA Nine LLC	Delaware, U.S.
Switch And Data CA Eleven LLC	Delaware, U.S.
Switch & Data CO One LLC	Delaware, U.S.
Switch & Data FL One LLC	Delaware, U.S.
Switch & Data FL Two LLC	Delaware, U.S.
Switch and Data FL Seven LLC	Delaware, U.S.
Switch and Data GA Three LLC	Delaware, U.S.
Switch and Data GA Four LLC	Delaware, U.S.
Switch & Data IL One LLC	Delaware, U.S.
Switch & Data IN One LLC	Delaware, U.S.
Switch & Data MA One LLC	Delaware, U.S.
Switch & Data MI One LLC	Delaware, U.S.
Switch & Data MO One LLC	Delaware, U.S.
Switch And Data NJ Two LLC	Delaware, U.S.
Switch & Data NY One LLC	Delaware, U.S.
Switch and Data NY Four LLC	Delaware, U.S.
Switch and Data NY Five LLC	Delaware, U.S.
Switch & Data/NY Facilities Company, LLC	Delaware, U.S.
Switch & Data OH One LLC	Delaware, U.S.
Switch & Data PA Two LLC	Delaware, U.S.

Switch and Data PA Three LLC	Delaware, U.S.
Switch and Data PA Four LLC	Delaware, U.S.
Switch & Data TN Two LLC	Delaware, U.S.
Switch & Data TX One LLC	Delaware, U.S.
Switch and Data TX Five LP	Delaware, U.S.
Switch and Data Dallas Holdings I LLC	Delaware, U.S.
Switch and Data Dallas Holdings II LLC	Delaware, U.S.
Switch & Data VA One LLC	Delaware, U.S.
Switch & Data VA Two LLC	Delaware, U.S.
Switch and Data VA Four LLC	Delaware, U.S.
Switch & Data WA One LLC	Delaware, U.S.
Switch and Data WA Three LLC	Delaware, U.S.
365 Services LLC	Delaware, U.S.